                                                                    EXHIBIT 15.1

May 9, 2003


The Board of Directors
Questcor Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30558, 333-46990 and 333-81243), pertaining to the 1992 Stock
Option Plan, the 1993 Non-Employee Directors' Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, and in the Registration Statements on Form S-3 (Nos. 333-102988, 333-85160, 333-61866, 333-25661, 333-32159, 333-23085,
333-17501, and 333-03507) and the related prospectuses, of our report dated April 29, 2003 relating to the unaudited condensed consolidated interim financial statements of Questcor Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2003.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                     /s/ ERNST & YOUNG LLP